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Exhibit 21

Registrants's Subsidiaries	Jurisdiction of Formation
Helium Shipping Co Ltd.	Malta
Helium Shipholding Co S.A	Liberia
Earthly Shipholding Co. S.A.	Liberia
Hydrogen Shipping Co Ltd.	Malta
Hydrogen Shipholding Co S.A.	Liberia
Earthly Shipholding Co. S.A.	Liberia
Silicon Shipping Co Ltd.	Malta
Silicon Shipholding Co S.A.	Liberia
First Shipholding Corp.	Marshall Islands
Oxygen Shipping Co Ltd.	Malta
Oxygen Shipholding Co S.A.	Liberia
First Shipholding Corp.	Marshall Islands
Blueberry Shipping Company Limited	Malta
Waterloo Navigation Ltd.	Liberia
Skip Navigation Inc.	Liberia
Annapolis Shipping Company Limited	Malta
Optional Redemption Investment Inc.	Liberia
Credit Facility Investment Inc.	Liberia
Farat Shipping Company Limited	Malta
Toro Shipholding One Inc.	Marshall Islands
Toro Shipholding Two Inc.	Marshall Islands
Iguana Shipping Company Limited	Malta
Iguana Shipholding One Inc.	Marshall Islands
Iguana Shipholding Two Inc.	Marshall Islands
Lansat Shipping Company Limited	Malta
Paragon Shipholding One Inc.	Marshall Islands
Paragon Shipholding Two Inc.	Marshall Islands
Samsara Shipping Company Limited	Malta
Samsara Shipholding One Inc.	Marshall Islands
Samsara Shipholding Two Inc.	Marshall Islands
Fago Shipping Company Limited	Malta
Olivia Shipholding One Inc.	Marshall Islands
Olivia Shipholding Two Inc.	Marshall Islands
Tolan Shipping Company Limited	Malta
Scorpio Shipholding One Inc.	Marshall Islands
Scorpio Shipholding Two Inc.	Marshall Islands
Madras Shipping Company Limited	Malta
Primera Shipholding One Inc.	Marshall Islands
Primera Shipholding Two Inc.	Marshall Islands
Lancat Shipping Company Limited	Malta
Nouvelle Shipholding One Inc.	Marshall Islands
Nouvelle Shipholding Two Inc.	Marshall Islands
Platan Shipping Company Limited	Malta
Taipan Shipholding One Inc.	Marshall Islands
Taipan Shipholding Two Inc.	Marshall Islands
Zatac Shipping Company Limited	Malta
Sunlight Shipholding One Inc.	Marshall Islands
Sunlight Shipholding Two Inc.	Marshall Islands
Royerton Shipping Company Limited	Malta
Xanadu Shipholding One Inc.	Marshall Islands
Xanadu Shipholding Two Inc.	Marshall Islands
Taranto Shipping Company Limited	Malta
High Yield Holdings Inc.	Liberia
Manchester Navigation Limited	Liberia
Philadelphia Shipping Company Limited	Malta
Senior Notes Investments Inc.	Liberia
Fast Ferries One S.A.	Liberia
Maribus Shipping Company Limited	Malta
Winchester Shipping Co. S.A.	Liberia
Supreme Shipping Co. S.A.	Liberia
Wealth Management Inc	Marshall Islands

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  Exhibit 21